Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Reader’s Digest Association, Inc. (the “Company”) for the quarter ended March 31, 2009 (the “Report”), Mary G. Berner, Chief Executive Officer of the Company, and Thomas A. Williams, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2009	/ s/ Mary G. Berner
Mary G. Berner
Chief Executive Officer

Date: May 15, 2009	/s/ Thomas A. Williams
Thomas A. Williams
Chief Financial Officer